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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Quintiles Transnational Corp. for the registration of 460,366 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1998 with respect to the consolidated financial statements of Quintiles Transnational Corp., included in its Current Report on Form 8-K dated March 20, 1998 filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young

Raleigh, North Carolina
March 20, 1998